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United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2002

MID-STATE BANCSHARES
(Name of Small Business Issuer in its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	000-23925 (File Number)	77-0442667 (I.R.S. Employer Identification No.)
1026 Grand Ave., Arroyo Grande, CA (Address of Principal Executive Offices)	93420 (Zip Code)

Registrant's Telephone Number, including area code: (805) 473-7700

Item 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On May 14, 2002, Mid-State Bancshares (the "Company") terminated the engagement with Arthur Andersen, LLP ("Andersen") as its independent auditor. The decision to terminate the engagement with Andersen was made by the Audit Committee of the Company.

        Andersen's report on the financial statements of the Company for each of the years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2000 and December 31, 2001 and the interim period between December 31, 2001 and May 14, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the same periods, there were no reportable events (as defined in Item 304(a) (1) (v) of Regulation S-K promulgated by the Securities and Exchange Commission). A letter from Andersen is attached as Exhibit 16.1 to this Report.

        The Company is considering several public accounting firms to replace Andersen.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

  c.
  Exhibits:

            16.1    Letter from Arthur Andersen, LLP

            99.1    Press Release

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2002	MID-STATE BANCSHARES
	By:	/s/ JAMES W. LOKEY James W. Lokey President Chief Executive Officer

	By:	/s/ JAMES G. STATHOS James G. Stathos Executive Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Arthur Andersen, LLP
99.1	Press Release

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SIGNATURES
EXHIBIT INDEX